POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby
constitutes and appoints each of Kent Walker, Kathryn W. Hall,
Kenneth Yi, Nancy Walker, Kendrick Vaughn, Valentina Margulis
and Fadillah Badar and such other persons as may be designated by the Chief Legal Officer of Alphabet Inc. (the Company), or
any of them signing singly, and with full power of substitution, the undersigned s true and lawful attorney in fact to:

(1)        prepare, execute in the undersigned s name and on the
undersigned s behalf, and submit to the U.S. Securities and
Exchange Commission (the SEC) a Form ID, including
amendments thereto, and any other documents necessary
or appropriate to obtain codes and passwords enabling
the undersigned to make electronic filings with
the SEC of reports required by Section 16 of the
Securities Exchange Act of 1934 (the Securities
Exchange Act) or any rule or regulation of the
SEC promulgated thereunder, or any successor
 laws and/or regulations;

(2)        execute for and on behalf of the undersigned, in the
undersigned s capacity as a director of the Company,
Forms 3, 4, and 5 in accordance with Section 16
of the Securities Exchange Act
of 1934 and the rules thereunder and any other
forms or reports the undersigned may be required
to file in connection with the undersigned s ownership,
acquisition, or disposition of the securities of the Company;

(3)do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, or other
form or report, complete and execute any amendment
or amendments thereto, and timely file such form or
report with the SEC, any stock exchange, any
national association, and such other person, agency
or similar authority, as a consequence of the
undersigned s ownership, acquisition or disposition
of securities of the Company; and

(4)        take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney in fact, may be of benefit to, in the
best interest of, or legally required by, the undersigned,
it being understood that the documents executed
by such attorney in fact on behalf of the undersigned
 pursuant to this Power of Attorney shall be in such
form and shall contain such terms and conditions
as such attorney in fact may approve in such attorney
in fact s discretion.

        The undersigned hereby grants to each such
attorney in fact full power and authority to do and
perform any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
 could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney in fact, or such attorney in fact s substitute or substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and
powers herein granted. The undersigned
hereby ratifies and confirms all that the attorneys in fact
and their agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys
or their agents in fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned s responsibilities to comply
with Section 16 of the Securities Exchange Act.
The undersigned agrees that each such attorney in fact
herein may rely entirely on information furnished orally or
in writing by the undersigned to such attorney in fact.
The undersigned agrees to indemnify and hold harmless
each such attorney in fact against any losses, claims,
damages or liability (or actions in these respects) that arise out of or are based upon any untrue statements or omissions
 of necessary facts in the information provided by the
undersigned to such attorney in fact for any legal or other
expenses reasonable incurred in connection with investigating or defending against such
loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until
(i) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned s holdings of and transactions in securities issued by the Company, (ii) earlier revoked by the undersigned in a signed writing delivered to the
foregoing attorneys in fact; or (iii) superseded by a new
power of attorney regarding the purposes outlined
 in the first paragraph hereof dated as of a later date.

        IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of
this 7th day of December 2019.

                     /s/ Frances H. Arnold
                --------------------------
                Frances H. Arnold